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                                                                       EXHIBIT I

                           SULLIVAN & WORCESTER LLP
                            ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
    IN WASHINGTON, D.C.           (617) 338-2800            IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.  FAX NO. 617-338-2880         767 THIRD AVENUE
   WASHINGTON, D.C. 20036                               NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                   FAX NO. 212-758-2151


                                               Boston
                                               January 19, 2000

Prudential Investments Fund
 Management LLC
Three Gateway Center
Newark, New Jersey  07102-4077

                       Re:  Prudential Equity Income Fund
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Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law relating to the organization and shares of Prudential Equity Income Fund, a trust with transferable shares under Massachusetts law (the "Fund").  We
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understand that our opinions are requested in connection with the filing by the
Fund with the Securities and Exchange Commission (the "SEC") of Post-Effective
                                                       ---
Amendment No. 21 to its Registration Statement on Form N-1A, Registration No. 33-9269, pursuant to the Securities Act of 1933, as amended (the "Securities
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Act"), and Amendment No. 22 to its Registration Statement pursuant to the
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Investment Company Act of 1940, as amended, Registration No. 811-4864
(collectively, the "Amendment"), relating to the several classes of shares of
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beneficial interest, $.01 par value, of the Fund (the "Shares").
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     The Fund was established pursuant to a Declaration of Trust dated September
18, 1986 (the "Original Declaration"), which, as theretofore amended, amended
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and restated and supplemented, was restated in its entirety by an Amended and
Restated Declaration of Trust dated August 16, 1994 (the Original Declaration, as so amended, amended and restated and supplemented, the "Restated
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Declaration").  The Restated Declaration was thereafter supplemented by Amended
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Certificates of Designation dated December 14, 1995 and October 29, 1998 (the
Restated Declaration, as supplemented by the Amended Certificates of
Designation, the "Declaration").
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     We are Massachusetts counsel to the Fund, and for purposes of this opinion we have examined and are familiar with the Declaration, and we have reviewed the text of the Amendment, substantially in the form in which it is to be filed with the SEC, the form of the
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Prospectus (the "Prospectus") and the Statement of Additional Information (the
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"SAI") to be included in the Amendment, records of the actions taken by the
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Trustees of the Fund to authorize the issuance and sale of its Shares, the
Bylaws of the Fund, certificates of officers of the Fund and of public officials as to matters of fact relevant to the opinions expressed below, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of such opinions. We call to your attention that, in doing so, we have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

     1. The Fund is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Fund is authorized to issue an unlimited number of Shares; the Shares of each class subject to the Registration Statement have been duly and validly authorized by all requisite action of the Trustees of the Fund, and no action by the shareholders of the Fund is required in such connection.

     3. The Shares, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, fully paid and nonassessable by the Fund.

     With respect to the opinion expressed in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We consent to your filing this letter with the SEC as an exhibit to the Amendment, but we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                               /s/  SULLIVAN & WORCESTER LLP